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                                                                   Exhibit 11(a)


KPMG Peat Marwick LLP
Two Nationwide Plaza
Columbus, OH 43215           Telephone 614 249 2300         Telefax 614 249 2348



                         INDEPENDENT AUDITORS' CONSENT



The Board of Trustees of
     INTRUST Funds Trust:

We consent to the incorporation by reference of our report dated December 19, 1997 and to the reference to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information included herein.


                                                    /s/ KPMG Peat Marwick LLP


Columbus, Ohio
November 30, 1998